Exhibit (10)(i)

SEVENTH AMENDMENT

OF THE

NORTHERN TRUST CORPORATION

SUPPLEMENTAL PENSION PLAN

WHEREAS, the Northern Trust Corporation (the “Corporation”) sponsors the Northern Trust Corporation Supplemental Pension Plan, as amended and restated effective as of July 20, 1999, (the “Plan”); and

WHEREAS, pursuant to Section 6.1 of the Plan, the Corporation has the right to amend the Plan when the Corporation deems such amendment to be advisable; and

WHEREAS, the Corporation deems it advisable to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows effective as of July 17, 2007:

1.	To delete Section 1.9(d) of the Plan in its entirety, and to substitute the following new Section 1.9(d) therefor:

“(d)	Anything in the Plan to the contrary notwithstanding, in the event a Participant is entitled to additional deemed age and service credit under the Plan pursuant to an Employment Security Agreement, such Participant shall be deemed to have up to an additional 36 months of age and service, as provided in such Participant’s Employment Security Agreement, for all purposes in determining eligibility for and calculation of the Participant’s Modified Pension Benefit.”

2.	To add the following at the end of Section 1.11 of the Plan:

“Anything in the Plan to the contrary notwithstanding, in the event an employee of the Company is entitled to additional deemed age and service credit under the Plan pursuant to an Employment Security Agreement and is an Eligible Employee as defined in the Qualified Plan, “Participant” shall also include any such employee who is not then a participant in the Qualified Plan but who would be a participant in the Qualified Plan if such employee met applicable service requirements for participation in the Qualified Plan.”

3.	To add the following at the end of Section 2.1 of the Plan:

“Anything in the preceding sentence or elsewhere in the Plan to the contrary notwithstanding, in the event an employee of the Company is entitled to additional deemed age and service credit pursuant to an Employment Security Agreement and is an Eligible Employee as defined in the Qualified Plan, such employee shall be a Participant in the Plan.”

4.	To insert the following after the phrase “shall be determined” in Section 3.6(a) of the Plan: “(subject to Section 1.9(d)).”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 12th of September, 2007, effective as of July 17, 2007.

NORTHERN TRUST CORPORATION

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and
Human Resources Department Head